Exhibit 99.2

FORMATION OF "LI-DPPL" FEBRUARY 28, 2018

Company Master Data

CIN    U74999DL2018PTC330177
Company Name    LI DIGITAL PAYMENTS PRIVATE LIMITED
ROC Code    RoC-Delhi
Registration Number    330177
Company Category    Company limited by Shares
Company SubCategory    Non-govt company
Class of Company    Private
Authorised Capital(Rs)    500000
Paid up Capital(Rs)    100000
Number of Members(Applicable in case of company without Share Capital)
Date of Incorporation    28/02/2018
Khasra No - 683, Choudhary Shivji Marg, Westend
Registered Address

Address other than R/o where all or any books of account and papers are maintained
Green Rangpuri Near Farm 36 & 37 DELHI South West Delhi DL 110037 IN

-
Email Id    accounts@lex-innova.com
Whether Listed or not    Unlisted
Suspended at stock exchange    -
Date of last AGM    -
Date of Balance Sheet    -
Company Status(for eଁling)    Active

Charges
Assets under charge Charge Amount Date of Creation    Date of Modiଁcation Status
No Charges Exists for Company/LLP

Directors/Signatory Details

DIN/PAN	Name	Begin date	End date	Surrendered DIN
02509451	RAM NAWAL VERMA	28/02/2018	0
07136728	KRISHNA VERMA	28/02/2018	0
07358442	NIRAJ KUMAR SINGH	18/05/2018	0
07722754	ABHISHEK VERMA	18/05/2018	0